                                  Exhibit 10.16

                        Agreement of Ownership Structure
                                     In the
                         Sakhalin Palace Resort Project
                        Dated the 25th day of June, 1999


                              Summary of Agreement

This Agreement shall establish clearly the ownership structure of the Sakhalin Palace Resort Project (the Project) as previously determined collectively by the Parties, being individually CCA Companies Limited (the Client), Arter Group Limited (the Advisor) and Valmet S.A. (the Agent).

                              Summary of Structure

The Project is wholly operated and owned by a company established in, and according to the laws of, the Russian Federation, named Sakhalin City Centre Limited (SCC).

The ownership of the Parties in the underlying Project, and specifically SCC, will be represented by a company established in, and according to the laws of, Cyprus, named Sakhalin General Trading & Investment Limited (SGTI).

There is additional ownership in SCC by regional and city administrations, being the Sakhalin Oblast Administration (the Oblast) and the Yuzhno-Sakhalinsk City Administration (the City).


                                  SCC Ownership

SGTI will, subject to agreement, own 80% (eighty percent) of the shares of SCC and will retain full executive control over the management and implementation of the Project.

The remaining 20% (twenty percent) of shares, subject to final negotiation, will be owned by the Oblast and the City.


                                 SGTI Ownership

The shareholding structure of SGTI will be as follows;

      o The Client, being CCA Companies Limited, will own 50% (fifty percent) of the shares of SGTI which will give an effective ownership individually in SCC of 40% (forty percent).
      o The Advisor, being Arter Group Limited, will own 31.25% (thirty-one point two five percent) of the shares of SGTI which will give an effective ownership individually in SCC of 25% (twenty-five percent).
      o The Agent, being Valmet S.A., will own 18.75% (eighteen point seven five percent) of the shares of SGTI which will give an effective ownership individually in SCC of 15% (fifteen percent).

A Board of Directors (the Board) will be established for SGTI that will collectively manage the joint shareholding in SCC. The specific conditions for this management policy will be clearly set out and agreed to in the Articles of Association of SGTI.

                                  Exhibit 10.16


The Board will be composed of 5 (five) members, of which 2 (two) members will be proposed by the Client, 2 (two) members will be proposed by the Advisor, and 1
(one) member will be proposed by the Agent. The member proposed by the Agent will act as Chairman, who in the event of dispute will not exercise his casting vote.

Any additional company or companies that may be established for the purpose of managing or implementing any element of the Project will proportionately reflect the shareholding structure of SGTI as described above, and may be subject to further written agreement.

                             Obligations of Parties

The Parties shall individually take on the following obligations;

The Client

The Client shall;

      o Undertake to provide the Advisor and the Agent with any information related to the Project deemed reasonably necessary, in a timely fashion.
      o Undertake to provide any authorizations for the Advisor and the Agent, written or otherwise, that may be needed to act on its behalf.
      o  Undertake to provide any other assistance as is reasonably required.

The Advisor

The Advisor shall;

      o Undertake responsibility, as far as possible and as agreed, for any negotiations or activities with financial institutions, government institutions, or any other bodies, located in the Russian Federation, related to the successful implementation of the Project.
      o Undertake to keep the parties fully informed of any negotiations or activities thus carried out, in a timely fashion.

The Agent

The Agent shall;

      o Undertake responsibility, as far as possible and as previously agreed, for any negotiations or activities with financial institutions, government institutions, or any other bodies, located outside the Russian Federation, related to the successful implementation of the Project.
      o Undertake to keep the Parties fully informed of any negotiations or activities thus carried out, in a timely fashion.

                               Costs and Expenses

The Parties shall as far as possible, bear their own expenses, excepting as previously agreed in writing.

In the case of payment for other parties external to this Agreement, or services thus engaged, by either the Advisor or the Agent, and with the previous written agreement of the Client, the Client will pay directly on presentation of an appropriate invoice from these parties. In the occurrence of any payment delays or other payment problems related to these parties or services, both the Advisor and the Agent shall be fully indemnified by the Client and shall not be liable for any penalties or fines.

                                  Exhibit 10.16


                                  Miscellaneous

This Agreement is subject to the Advisor and/or the Agent, by way or means of the obligations stated above, negotiating sufficient funding for the completion of the Project as planned by the Client. Sufficient funding is defined as 70% (seventy percent) of the total estimated cost of the Project, the remainder to be equity financing, that will be arranged by the Client.

This Agreement comes into force on the day of acceptance of such funding for the Project and following its signing by all Parties, and shall then remain in force until such time as written agreement is reached by all parties unanimously as to its cancellation. However, the Client retains the right to terminate the Agreement with 60 (sixty) days notice to all Parties in writing, only prior to the acceptance of funding. Such acceptance is defined as a term sheet or letter of intent issued by a financing organization, offering a commitment to provide sufficient funding as defined above. A refusal by the Client to accept the funding shall not preclude the other Parties from engaging in any competing Project.

The Agreement exists in 3 (three) copies, one each to be retained by the Client, the Advisor and the Agent, all copies completed in the English language.

Any changes, amendments or additions to this Agreement must be confirmed by each and all Parties in writing, and it is understood that any such correspondence must be in the English language.

This Agreement is governed by the laws of the State of New York. Any dispute arising out of or relating to this agreement shall be determined and resolved by arbitration in accordance with the INTERNATIONAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. Any decision reached by such arbitration shall be final and binding on the Parties.

                              Addresses of Parties

For the Client-                  For the Advisor-              For the Agent-

Mr. Dallas Dempster              Mr. Andrei Chuguevsky         Mr. Christopher Samuelson

CCA Companies Ltd.               Arter Capital Ltd.            Valmet S.A.
3250 Mary Street                 P.O. Box 175                  1 Rue des Moulins
Suite 1005                       100 Market Street             P.O. Box 5740
Coconut Grove                    Douglas                       CH 1211
Florida 33133                    Isle of Man IM99 ITT          Geneva 11
United States of America         United Kingdom                Switzerland

Telephone   + 44 207 235 8332    Telephone  + 7 095 9353480    Telephone  + 41 22 819 9000
Facsimile   + 44 207 235 1604    Facsimile  + 7 095 2300386    Facsimile  + 41 22 819 9090



                              Signatures of Parties



 /s/  Dallas Dempster             /s/  Andrei Chuguevsky        /s/ Christopher Samuelson
-----------------------------    --------------------------    --------------------------
Mr. Dallas Dempster              Mr. Andrei Chuguevsky         Mr. Christopher Samuelson
CEO, CCA Companies Ltd.          Director, Arter Capital Ltd.  CEO, Valmet S.A.



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